Exhibit 5

                                         October 30, 2000
Walter Industries, Inc.
1500 North Dale Mabry Highway
Tampa, FL  33607

Ladies and Gentlemen:

     We have acted as special counsel to Walter Industries, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance by the Company of up to 1,000,000 shares of common stock, par value $0.01 per share, of the Company under the Company's Employee Stock Purchase Plan (the "Plan").

     We have examined the Registration Statement and related prospectus and we have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion of counsel as
Exhibit 5 to the Registration Statement.

                                    Very truly yours,


                                    /s/ Simpson Thacher & Bartlett

                                    SIMPSON THACHER & BARTLETT